UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2020

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.
Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)

(501) 748-7000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On September 21, 2020 (the “Effective Date”),  Windstream Holdings, Inc. (“Windstream Holdings”) and its subsidiaries emerged from the chapter 11 restructuring process.  Specifically, as previously disclosed, on February 25, 2019, Windstream Holdings and all of its subsidiaries, including Windstream Services, LLC (collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On April 1, 2020, the Debtors filed a Joint Chapter 11 Plan of Reorganization (as amended, the “Plan”) in the Bankruptcy Court. On June 26, 2020, the Bankruptcy Court entered an Order Confirming the First Amended Joint Chapter 11 Plan of Reorganization of Windstream Holdings, Inc., et al. Pursuant to Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan.

The Plan became effective on the Effective Date in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. As part of the transactions undertaken pursuant to the Plan, the Debtors were reorganized and Windstream Holdings II, LLC, a Delaware limited liability company (“New Windstream Holdings”), became the new parent company and all of the shares of common stock of Windstream Holdings outstanding immediately prior to the Effective Date, were cancelled, discharged and of no force and effect.

Item 1.01	Entry into a Material Definitive Agreement.

Exit Credit Agreement

On the Effective Date, Windstream Services II, LLC, a Delaware limited liability company and wholly owned subsidiary of New Windstream Holdings (the “Borrower”), entered into the Credit Agreement (“Exit Credit Agreement”) with New Windstream Holdings, certain subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (“Exit Agent”), each letter of credit issuer party thereto and each other lender from time to time party thereto. Pursuant to the Exit Credit Agreement, the Borrower obtained (a) a “first out” senior secured revolving credit facility (the “New Super-Senior Exit Revolving Facility”) in an aggregate committed amount of up to $500,000,000 and (b) a senior secured first lien term loan facility (the “New Exit Term Facility” and, together with the New Super-Senior Exit Revolving Facility, the “Exit Facilities”) in an aggregate principal amount of $750,000,000 (the loans thereunder, the “Term Loans”).

The proceeds of loans extended under the Exit Facilities have been or will be used (i) for working capital and other general corporate purposes (ii) to pay transaction costs, professional fees and other obligations and expenses incurred in connection with the Exit Facilities, the consummation of the Plan and the transactions contemplated thereunder, and (iii) for permitted acquisitions, capital expenditures and transaction costs.

Loans under the New Exit Term Facility bear interest, at the option of Borrower, at a rate equal to either LIBOR plus 6.25% or base rate plus 5.25%. Loans under the New Super-Senior Exit Revolving Facility bear interest, at the option of Borrower, at a rate equal to either LIBOR plus 3.00% or base rate plus 2.00%, subject to two step downs of 25 basis points each based on achievement of certain first lien secured leverage ratios. The New Super-Senior Exit Revolving Facility and the New Exit Term Facility have a LIBOR floor of 1.00%.

The Exit Credit Agreement includes usual and customary negative covenants for exit loan agreements of this type, including covenants limiting Borrower and its restricted subsidiaries’ (other than certain covenants therein which are limited to subsidiary guarantors) ability to, among other things, incur additional indebtedness, create liens on assets, make investments, loans or advances, engage in mergers, consolidations, sales of assets and acquisitions, pay dividends and distributions and make payments in respect of certain material payment subordinated indebtedness, in each case subject to customary exceptions for exit loan agreements of this type. The Exit Credit Agreement also includes certain customary representations and warranties, affirmative covenants and events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, certain events under ERISA, unstayed judgments in favor of a third party involving an aggregate liability in excess of a certain threshold, change of control, specified governmental actions having a material adverse effect or condemnation or damage to a material portion of the collateral.

Supplemental Indenture

As previously disclosed, on August 25, 2020, Windstream Escrow LLC (the “Escrow Issuer”) and Windstream Escrow Finance Corp. (the “Co-Issuer” and, together with the Escrow Issuer, the “Escrow Issuers”), each an indirect wholly-owned subsidiary of Windstream Holdings, issued $1,400,000,000 aggregate principal amount of 7.750% Senior First Lien Notes due 2028 (the “Notes”) pursuant to an indenture, dated as of August 25, 2020 (the “Indenture”), among the Escrow Issuers and Wilmington Trust, National Association, as trustee and collateral agent (the “Trustee”). The gross proceeds from the offering of the Notes were deposited into a segregated escrow account (the “Escrow Account”) to be released upon satisfaction of certain escrow release conditions, including the occurrence of the Effective Date of the Plan.

On the Effective Date, the Borrower entered into the First Supplemental Indenture, dated as of September 21, 2020, with the Co-Issuer, the guarantor parties thereto and the Trustee, pursuant to which the Borrower assumed all the payment and other obligations of the Escrow Issuer under the Notes and the Indenture. The proceeds from the offering of the Notes were released from the Escrow Account.

Item 1.02	Termination of a Material Definitive Agreement.

Prepetition Indebtedness

Pursuant to the Plan, on the Effective Date, the obligations of the Debtors under (i) the Prepetition Credit Agreement, dated as of dated July 17, 2006 (the “Prepetition Credit Agreement”), by and among Windstream Services, LLC, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended and restated (ii) the indenture, dated November 6, 2017, among Windstream Services, LLC and Windstream Finance Corp., as co-issuers (the “Pre-Petition Co-Issuers”), the entities specified therein, as guarantors, and Delaware Trust Company, as successor trustee and collateral agent, (iii)  the Indenture, dated February 23, 1998, by and among Windstream Holding of the Midwest, Inc., as issuer, and Ankura Trust Company, LLC, in its capacity as successor trustee, (iv) the indenture, dated August 2, 2018, between the Pre-Petition Co-Issuers, the entities specified therein, as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent, (v) the indenture, dated August 2, 2018, between the Pre-Petition Co-Issuers, the entities specified therein, as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent, and (v) the indentures governing the Pre-Petition Co-Issuers’ unsecured notes, were cancelled.

Equity Interests

In accordance with the Plan, on the Effective Date, all shares of Windstream Holdings’ common stock issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no further force or effect.

DIP Facilities

On the Effective Date, the senior secured superpriority debtor-in-possession credit agreement, dated as of March 13, 2019, by and among Windstream Holdings, Windstream Services, LLC, the other guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent, was paid in full and terminated.

Item 1.03	Bankruptcy or Receivership

On September 21, 2020, the Debtors filed a Notice of (I) Entry of Confirmation Order, (II) Occurrence of Effective Date, and (III) Related Bar Dates. The information set forth in the explanatory note is incorporated by reference into this Item 1.03.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Plan and following the cancellation of Windstream Holdings’ outstanding common stock described in this Current Report, on the Effective Date, New Windstream Holdings issued new common units (“Units”) and special warrants to purchase Units to holders of allowed first lien claims and participants in the $750 million rights offering. The issuance of the Units and special warrants was exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code or another exemption from registration.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under the Introductory Note and Items 1.01, 1.02, 1.03, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On the Effective Date, pursuant to the Plan, and all equity interests in Windstream Holdings outstanding immediately prior to the Effective Date, were cancelled, discharged, and of no force and effect. On the Effective Date, pursuant to the Plan, New Windstream Holdings issued Units and special warrants to purchase such Units to holders of allowed first lien claims and participants in the $750 million rights offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan, Alan L. Wells, Samuel E. Beal III, Jeannie H. Diefenderfer, Jeffrey T. Hinson, Julie A. Shimer, Michael G. Stoltz and Walter L. Turek ceased to be directors of Windstream Holdings and Windstream Services. David Brown, Randy Dunbar, Bruce Kenny, William G. LaPerch, W. Robert Mudge, Paul H. Sunu, Tony Thomas, Anand Vadapalli, Michael C. Watchorn, Johannes Weber and Jon Weber were designated as members of the Board of Managers of New Windstream Holdings (the “Board of Managers”). Tony Thomas and Kristi M. Moody are the members of the Board of Managers of Windstream Services II, LLC..

Management Incentive Plan

Pursuant to the Plan, New Windstream Holdings adopted a new management incentive plan (the “Management Incentive Plan”) providing for the issuance from time to time, as approved by the Board of Managers, of equity and equity-based awards with respect to New Windstream Holdings’ common units. The common units issued under the Management Incentive Plan on the Effective Date and in the future will dilute all of the common units issued on the Effective Date.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, in connection with New Windstream Holdings’ implementation of the Plan, New Windstream Holdings’ Amended Certificate of Formation (the “Amended Certificate”) and the Limited Liability Agreement were adopted and approved, and the Amended Certificate was filed with the Delaware Secretary of State.

Item 8.01	Other Events

Deregistration of Common Stock

In conjunction with its emergence from bankruptcy, Windstream Holdings and Windstream Services (together, the “Registrants”) intend to file post-effective amendments to each of their respective Registration Statements on Form S-8 and promptly file a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister their securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend each Registrant’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. Upon the filing of the Form 15, the Registrants’ obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.

Press Release

On September 21, 2020 the Company issued a press release announcing its emergence from the restructuring process and successful consummation of the Plan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Windstream Press Release dated September 21, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody	By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody	Name:	Kristi M. Moody
Title:	Executive Vice President, General	Title:	Executive Vice President, General
	Counsel and Corporate Secretary		Counsel and Corporate Secretary

Dated: September 22, 2020